As filed with the Securities and Exchange Commission on April 19, 2001.

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            MERCATOR SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                   06-1132156
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

                                45 Danbury Road
                           Wilton, Connecticut 06897
                                 (203) 761-8600
              (Address of Principal Executive Offices) (Zip Code)

                         _____________________________

                           1997 Equity Incentive Plan
                            (Full title of the plan)

                         _____________________________

                                  Roy C. King
                            Chief Executive Officer
                            Mercator Software, Inc.
                                45 Danbury Road
                           Wilton, Connecticut 06897
                                 (203) 761-8600
           (Name and address including zip code and telephone number, including area code, of agent for service)

                         _____________________________

                                   Copies to:

                             Heather S. Stone, Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                                125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

                                              CALCULATION OF REGISTRATION FEE

===========================================================================================================================

                                                           Proposed maximum        Proposed maximum
     Title of securities             Amount to be              offering               aggregate             Amount of
       to be registered            registered/(1)/          price per share          offering price       registration fee
       ----------------            ---------------          ---------------          --------------       ----------------
1997 Equity Incentive Plan

Common Stock, par value
$.01  per share

                                         194,035(2)              $1.68            $325,978.80               $81.49
                                         250,000(3)              $9.188           $2,297,000.00             $574.25
                                         250,000(3)              $4.375           $1,093,750.00             $273.44
                                          21,000(3)              $7.875           $165,375.00               $41.34
                                           1,000(3)              $9.938           $9,938.00                 $2.48
                                           2,750(3)              $10.25           $28,187.50                $7.05
                                           2,000(3)              $10.063          $20,126.00                $5.03
                                          38,000(3)              $10.313          $391,894.00               $97.97
                                           3,000(3)              $8.938           $26,814.00                $6.70
                                           2,250(3)              $8.00            $18,000.00                $4.50
                                         270,000(3)              $8.00            $2,160,000.00             $540.00
                                           1,000(3)              $6.938           $6,938.00                 $1.73
                                         608,750(3)              $4.75            $2,891,562.50             $722.89
                                          24,100(3)              $4.688           $112,980.80               $28.25
                                          10,000(3)              $4.125           $41,250.00                $10.31
                                          44,250(3)              $4.281           $189,434.25               $47.36
                                             500(1)              $4.875           $2,437.50                 $0.61
                                          15,000(3)              $4.188           $62,820.00                $15.71
                                           5,000(2)              $2.96            $14,800.00                $3.70
                                           8,200(3)              $3.313           $27,166.60                $6.79
                                         199,165(2)              $3.375           $672,181.88               $168.05
TOTAL                                  1,950,000
===========================================================================================================================


/(1)/ Upon the filing and effectiveness of this amendment to Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the 1997 Equity Incentive Plan will be 6,700,000, plus such additional shares as may be required pursuant to the plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

/(2)/ Pursuant to Rule 457(c) and (h)(1) of Regulation C of the Securities Act, the price of $1.68 per share, is the average of the high and low prices of the Common Stock as reported on The Nasdaq National Market on April 16, 2001 and is set forth solely for purposes of calculating the filing fee for those shares without a fixed exercise price.

/(3)/ Such shares are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

     This Registration Statement registers additional securities of the same class as other securities for which (i) Registration Statement No. 333-30631 on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on July 2, 1997, relating to the Registrant's 1997 Employee Stock Purchase Plan, is effective; (ii) Registration Statement No. 333-37969 on Form S-8 as filed with the Commission on October 15, 1997, relating to the Registrant's 1997 Equity Incentive Plan and 1997 Director's Stock Option Plan, is effective; (iii) Registration Statement No. 333-89951 on Form S-8 as filed with the Commission on October 29, 1999, relating to Novera Software, Inc.'s 1996 Stock Option Plan, is effective; and (iv) Registration Statement No. 333-32002 on Form S-8 as filed with the Commission on March 8, 2000, relating to the Registrant's 1997 Equity Incentive Plan, is effective. Pursuant to General Instruction E to Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by Mercator Software, Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 30, 2001; and

     (b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's registration statement on Form 8-A filed with the Commission on June 6, 1997 pursuant to Section 12(g) of the Exchange Act and incorporating by reference the information contained in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-27293) initially filed with the Commission on March 6, 1997 as amended.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.
         --------

     Exhibit No.                        Description of Exhibit
     -----------                        ----------------------

           4.1 Amended and Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q on November 14, 2000, File No. 000-22667 (7674707), and
                            incorporated by reference herein).*

           4.2 Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A on September 4, 1998, File No. 000-22667 (98704715), and
                            incorporated by reference herein).*

           4.3 1997 Equity Incentive Plan, as amended, of the Registrant (filed as Exhibit 4.06 to the Registrant's Registration Statement on Form S-8 on October 15, 1997, File No. 333-37969, and
                            incorporated by reference herein).*

           4.4 Certificate of Designation specifying the terms of the Series A Junior Participating Preferred Stock of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A on September 4, 1998, File No. 000-22667 (98704715),
                            and incorporated by reference herein).*

           4.5 Rights Agreement dated September 2, 1998 between the Registrant and the Bank of New York (filed as
                            Exhibit 3.3 to the Registrant's Registration
                            Statement on Form 8-A on September 4, 1998, File No. 000-22667 (98704715), and incorporated by reference herein).*

           5.1              Opinion of Testa, Hurwitz & Thibeault, LLP.**

          23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).

          23.2              Consent of KPMG, LLP.**

          24.1 Power of Attorney (included as part of the signature page of this Registration Statement).

     *Not-filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the commission, which are incorporated by reference herein.
     **Filed herewith.

  Item 9.  Undertakings.
           -------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, the State of Connecticut, on this 19th day of April 2001.

                                        MERCATOR SOFTWARE, INC.

                                        By: /s/ Roy C. King
                                           ----------------------------
                                           Roy C. King
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

          EACH SUCH PERSON WHOSE SIGNATURE appears below constitutes and appoints, jointly and severally, Roy C. King and Richard Applegate and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                Title                                         Date
             ---------                                -----                                         ----
  /s/ Roy C. King
---------------------------------     President, Chief Executive Officer                      April 19, 2001
  Roy C. King                         and Director

  /s/ Richard Applegate
---------------------------------     Vice President, Finance and                             April 19, 2001
  Richard Applegate                   Accounting and Chief Financial Officer

  /s/ James P. Schadt
---------------------------------     Chairman of the Board of Directors                      April 19, 2001
  James P. Schadt

  /s/ Diane P. Baker
---------------------------------     Director                                                April 19, 2001
  Diane P. Baker

  /s/ Constance F. Galley
---------------------------------     Director                                                April 19, 2001
  Constance F. Galley

  /s/ Ernest E. Keet
---------------------------------     Director                                                April 19, 2001
  Ernest E. Keet

  /s/ Richard Little
---------------------------------     Director                                                April 19, 2001
  Richard Little

  /s/ Dennis G. Sisco
---------------------------------     Director                                                April 19, 2001
  Dennis G. Sisco

  /s/ Mark Stevens
---------------------------------     Director                                                April 19, 2001
  Mark Stevens

                               INDEX TO EXHIBITS

       Exhibit                          Description of Exhibit
       -------                          ----------------------

          4.1 Amended and Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q on November 14, 2000, File No. 000-22667 (7674707) and incorporated by reference herein).*

          4.2 Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A on September 4, 1998, File No. 000-22667 (98704715), and incorporated by reference herein).*

          4.3 1997 Equity Incentive Plan, as amended, of the Registrant (filed as Exhibit 4.06 to the Registrant's Registration Statement on Form S-8 on October 15, 1997, File No. 333-37969, and incorporated by reference herein).*

          4.4 Certificate of Designation specifying the terms of the Series A Junior Participating Preferred Stock of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A on September 4, 1998, File No. 000-22667 (98704715), and incorporated by reference herein).*

          4.5 Rights Agreement dated September 2, 1998 between the Registrant and the Bank of New York (filed as Exhibit
                        3.3 to the Registrant's Registration Statement on Form 8-A on September 4, 1998, File No. 000-22667
                        (98704715), and incorporated by reference herein).*

          5.1           Opinion of Testa, Hurwitz & Thibeault, LLP.**

         23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).

         23.2           Consent of KPMG, LLP.**

         24.1 Power of Attorney (included as part of the signature page of this Registration Statement).

     *Not-filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the commission, which are incorporated by reference herein.
     **Filed herewith.